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EXHIBIT 1

JOINT FILING AGREEMENT

        The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

        This Joint Filing Agreement may be signed in counterpart copies.

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SIGNATURES

        After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

Dated: April 19, 2002	PETER ACKERMAN

	By:	/s/ PETER ACKERMAN Peter Ackerman

Dated: April 19, 2002	JOANNE LEEDOM-ACKERMAN

	By:	/s/ JOANNE LEEDOM-ACKERMAN Joanne Leedom-Ackerman

Dated: April 19, 2002	PERRY A. LERNER

	By:	/s/ PERRY A. LERNER Perry A. Lerner

Dated: April 19, 2002	SOMERVILLE S TRUST

	By:	/s/ PERRY A. LERNER
		Name:	Perry A. Lerner
		Title:	Trustee

Dated: April 19, 2002	SANTA MONICA PICTURES, LLC

	By:	/s/ PERRY A. LERNER
		Name:	Perry A. Lerner
		Title:	Authorized Signatory

Dated: April 19, 2002	SOMERVILLE, LLC

	By:	/s/ PERRY A. LERNER
		Name:	Perry A. Lerner
		Title:	Authorized Signatory

Dated: April 19, 2002	CROWN EMAK HOLDINGS, LLC

	By:	/s/ JEFFREY S. DEUTSCHMAN
		Name:	Jeffrey S. Deutschman
		Title:	Authorized Signatory

Dated: April 19, 2002	CROWN EMAK INVESTMENTS, LLC

	By:	/s/ JEFFREY S. DEUTSCHMAN
		Name:	Jeffrey S. Deutschman
		Title:	Authorized Signatory

Dated: April 19, 2002	CROWN EMAK PARTNERS, LLC

	By:	/s/ JEFFREY S. DEUTSCHMAN
		Name:	Jeffrey S. Deutschman
		Title:	Authorized Signatory

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  EXHIBIT 1
JOINT FILING AGREEMENT
SIGNATURES